Exhibit 3.1

CERTIFICATE OF FORMATION

OF

NEWHALL HOLDING COMPANY, LLC

1. The name of the limited liability company is Newhall Holding Company, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon the date and time of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 21 day of July, 2009.

By:	/s/ Andres G. Mendoza
	Name:	Andres G. Mendoza
	Title:	Authorized Person

FIVE POINT HOLDINGS, INC.

25 Enterprise Drive

Suite 300

Aliso Viejo, California 92656

April 26, 2016

Secretary of State of Delaware

Division of Corporations

John G. Townsend Building

401 Federal Street

Dover, DE 19901

Dear Sir/Madam:

Five Point Holdings, Inc., a Delaware corporation, hereby consents to Newhall Holding Company, LLC, a Delaware limited liability company, amending its name to Five Point Holdings, LLC in the State of Delaware.

Very truly yours,

FIVE POINT HOLDINGS, INC.

By	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

NEWHALL HOLDING COMPANY, LLC

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

1. The name of the limited liability company is Newhall Holding Company, LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to Five Point Holdings, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

“1. The name of the limited liability company is Five Point Holdings, LLC.”

4. This Certificate of Amendment shall be effective upon the date and time of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 30th day of April, 2016.

NEWHALL HOLDING COMPANY, LLC

By:	/s/ Donald L. Kimball
Name:	Donald L. Kimball
Title:	Executive Vice President

[Signature page to Certificate of Amendment to Certificate of Formation of

Newhall Holding Company, LLC]